Exhibit 10.2

AGREEMENT

This Agreement is entered into effective as of May 1, 2023 (“Effective Date”), by and between CELL READY, LLC, a Minnesota limited liability company (“Buyer”) and MARKER THERAPEUTICS, INC., a Delaware corporation (“Seller”).

WHEREAS, Seller owns all of the equipment (“Equipment”) and leasehold improvements (“Leasehold Improvements”), in each case,  located at (i) 4551 Kennedy Commerce Drive, Houston, Texas (the “Kennedy Premises”) and (ii) 9350 Kirby Drive, Suite 300, Houston, Texas 77054 (the “Kirby Premises” and together with the Kennedy Premises, the “Premises”) and in each case, as shall be mutually agreed and appended to this Agreement on Exhibit A hereto.

WHEREAS, Seller is a party to certain contracts related to the Purchased Assets and the Premises, a list of which such contracts shall be mutually agreed and appended to this Agreement on Exhibit A hereto (the “Transferred Contracts” and, together with the Equipment and the Leasehold Improvements, the “Purchased Assets”).

WHEREAS, Buyer, Seller and Indapta Therapeutics, Inc., a Delaware corporation (“Indapta”), entered into a Master Services Agreement for Product Supply dated April 7, 2023 (the “MSA”).

WHEREAS, Seller desires to sell the Purchased Assets to Buyer and assign all of Seller’s right, title and interest in the MSA to Buyer.

WHEREAS, Buyer desires to purchase the Purchased Assets from Seller and assume all of Seller’s right, title and interest in the MSA.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed to as follows:

1.Sale of Purchased Assets and Assignment of MSA.  Subject to the terms and conditions of this Agreement, on the Closing Date, (a) Seller shall convey, sell, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Assets, and (b) Seller shall assign to Buyer, and Buyer shall assume from Seller, all of Seller’s right, title and interest in the MSA.

2.Purchase Price.  In consideration for the sale of the Purchased Assets to Buyer and assignment of all of Seller’s right, title and interest in the MSA to Buyer, at the Closing, Buyer shall pay Seller the sum of $19,014,230.00 as follows:

(a)Purchased Assets.  Buyer shall pay Seller the sum of $15,314,230.00 for the Purchased Assets.

(b)MSA.  Buyer shall pay Seller the sum of $3,700,000.00 for the assignment of all of Seller’s right, title and interest in the MSA.

3.Closing and Closing Date.  The closing on the purchase and sale of the Purchased Assets and assignment of the MSA (the “Closing”) shall take place via the exchange of electronic signatures on June 26, 2023 (the “Closing Date”) at 9:00 a.m., New York time or at such time as Buyer and Seller mutually agree.  The effective time of the Closing shall be as of 12:01 a.m. on the Closing Date.

4.Assumed Obligations.  On the Closing Date, Buyer shall assume the obligations of Seller under the MSA, Transferred Contracts and leases assumed by Buyer for the Premises solely to the extent they relate to acts, omissions, facts and circumstances occurring after the Closing (the “Assumed Obligations”).  The Assumed Obligations shall not include any liability or responsibility for pre-Closing breaches or pre-Closing non-performance by Seller under the MSA, Transferred Contracts or any leases for the Premises.  It is expressly understood that Buyer shall have no responsibility or liability for any liabilities or other obligations of Seller (including, for the avoidance of doubt, for any obligations of Seller under the MSA, Transferred Contracts and leases assumed by Buyer for the Premises to the extent they relate to acts, omissions, facts and circumstances occurring prior to the Closing) other than the Assumed Obligations, and all liabilities and other obligations of Seller other than the Assumed Obligations shall remain liabilities and obligations of Seller and such liabilities and obligations shall be timely paid and performed by Seller when due.

5.Closing Deliverables.  On or before the Closing Date, Buyer, as one party, and Seller, as another party, shall execute and deliver to the other party the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other party may reasonably request to consummate the purchase, sale and assignment contemplated herein:

(a)By Buyer.  Buyer shall deliver the following to Seller:

(i)Authorizing Resolutions and Good Standing Certificate.  A copy of the duly adopted resolutions of the sole member of Buyer approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and a certificate of good standing of Buyer issued by the Secretary of State from the state of Seller’s organization dated not more than 30 days prior to the Closing Date.

(ii)Closing Payment.  Buyer shall pay the Seller the Purchase Price by wire transfer in immediately available funds.

(iii)Kirby Lease Assignment.  An assignment and assumption of the Lease for the Kirby Premises (the “Kirby Lease Assignment”) upon such terms as are mutually agreeable between Buyer and Seller and approved by Landlord in writing, duly executed by an authorized officer of Buyer.

(iv)Kennedy Lease Assignment.  An assignment and assumption of the Lease for the Kennedy Premises (the “Kennedy Lease Assignment”) upon such terms as are mutually agreeable between Buyer and Seller and approved by Landlord in writing, duly executed by an authorized officer of Buyer.

(v)Assignment of Warranties.  An assignment and assumption of warranties, guaranties and service contracts relating to the Equipment in the Premises, duly executed by an authorized officer of Buyer, upon such terms as are mutually agreeable between Buyer and Seller (the “Assignment of Warranties”).

(vi)Assignment of MSA.  An assignment and assumption agreement of the MSA (the “MSA Assignment”) upon such terms as are mutually agreeable between Buyer and Seller and approved by Indapta in writing, duly executed by an authorized officer of Buyer.

(vii)Third Party Consents.  Any and all third party consents required for Buyer’s purchase of the Purchased Assets from Seller and assumption of the MSA from Seller in form and content reasonably satisfactory to Seller.

(viii)Closing Certificate.  A certificate to the effect the conditions set forth in Section 10 are satisfied and that all of the representations, warranties and covenants of Buyer are true and correct in all material respects as of the Closing Date, duly executed by an authorized officer of Buyer.

(b)By Seller.  Seller shall deliver the following to Buyer:

(i)Bill of Sale.  A bill of sale (the “Bill of Sale”), duly executed by an authorized officer of Seller and other good and sufficient instruments of transfer and conveyance as shall be reasonably required to vest in Buyer good and marketable title, free and clear of all liens, encumbrances and security interests, to all of the Purchased Assets.

(ii)Kirby Lease Assignment.  The Kirby Lease Assignment duly executed by an authorized officer of Seller.

(iii)Kennedy Lease Assignment.  The Kennedy Lease Assignment duly executed by an authorized officer of Seller.

(iv)MSA Assignment.  The MSA Assignment duly executed by an authorized officer of Seller.

(v)Releases and Termination Statements.  Releases or terminations of all financing statements and satisfactions of all other encumbrances filed with the office of the Texas Secretary of State, Delaware Secretary of State and any county recorder or similar office evidencing a security interest, lien or claim on any of the Purchased Assets.

(vi)Authorizing Resolutions and Good Standing Certificate.  A copy of the duly adopted resolutions of the Board of Directors of Seller approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and a certificate of good standing of Seller issued by the Secretary of State from the state of Seller’s organization dated not more than 30 days prior to the Closing Date.

(vii)Third Party Consents.  Any and all third party consents required for Seller’s sale of the Purchased Assets to Buyer and Seller’s assignment of the MSA to Buyer in form and content reasonably satisfactory to Buyer.

(viii)Assignment of Warranties.  The Assignment of Warranties, duly executed by an authorized officer of Seller.

(ix)Software Licenses.  Evidence that all Software Licenses (as defined herein) have been transferred to Buyer and such transfer is approved by the licensor thereof.

(x)Equipment Documents.  Furnish Buyer with a copy of all accounts, books, ledgers and official and other records of whatsoever kind relating to the Equipment including without limitation, purchase agreements, purchase orders, invoices, specifications and technical, engineering, and operating manuals relating to the Equipment which are in the possession, custody or control of Seller (collectively, the “Equipment Documents”).

(xi)Closing Certificate.  A certificate to the effect the conditions set forth in Section 9 are satisfied and that all of the representations, warranties and covenants of Seller are true and correct in all material respects as of the Closing Date, duly executed by an authorized officer of Seller.

(c)Cooperation.  Seller and Buyer agree that, at any time before or after the Closing, they shall cooperate in good faith in the effectuation of the transaction described in this Agreement.  In connection therewith, the parties agree that they shall execute, acknowledge and deliver any further assignments, conveyances, and/or other assurances, documents and instruments that are necessary to effectuate the transaction described herein and are reasonably requested by either party or their legal counsel.

7.Representations and Warranties of Seller.  In connection with and as an inducement to Buyer to enter into and be bound by the terms of this Agreement, Seller represents, warrants and covenants to Buyer as follows:

(a)Organization, Standing and Power.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller is registered to transact business as a foreign corporation and is validly existing and in good standing under the laws of the state in which the Purchased Assets and the Premises are located.  Seller has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as is now being conducted.

(b)Authority.  Seller has the full power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein.  This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller according to its terms, enforceable against Seller in accordance with its terms.  The execution of this Agreement by Seller has been duly authorized by the board of directors of Seller.

(c)No Violation.  Neither the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will:

(i)Violate or conflict with any provision of the organization documents of Seller, as amended.

(ii)Violate or constitute a default under or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement or instrument relating to the Lease, the MSA, the Equipment or the Warranties to which Seller is a party or by which Seller is bound except as has been duly and validly waived, consented to or approved of by the other party to such agreement or instrument;

(iii)Result in the creation or imposition of any security interest, lien or other encumbrance upon any of the Purchased Assets or the MSA under any agreement or commitment; or

(iv)Violate any statute, law, judgment, order, decree, regulation or rule of any court or governmental authority applicable to Seller or any of the Purchased Assets or the MSA.

(d)Equipment Documents.  Seller has delivered to Buyer true and complete copies of the Equipment Documents.  There are no uncured defaults by any party under any of the Equipment Documents.  No event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default any Equipment Document, either by Seller, or to the knowledge of Seller, any other party thereto, and Seller has complied with all provisions of the Equipment Documents.  All of Seller’s right, title and interest under the Equipment Documents are assignable, no consent to any such assignment is required or, to the extent required, such consent has been obtained and, following the Closing, all such right, title and interest shall be effectively and completely conveyed and assigned to Buyer.

(e)Title to the Purchased Assets.  Seller has good and marketable title to all of the Purchased Assets and shall transfer title to the Purchased Assets to Buyer free and clear of all mortgages, pledges, security interests, liens, conditional sales agreements or other encumbrances of any kind or nature whatsoever.

(f)Condition of Purchased Assets.  All of the Purchased Assets are, normal wear and tear excepted, (i) in good operating condition, (ii) free from material, structural and mechanical deficiencies, and (iii) adequate for use, after the Closing Date, in the ordinary course of business consistent with past practice as conducted as of the date of this Agreement.

(g)Books, Records and Accounts.  All accounts, books, ledgers and official and other records of whatsoever kind relating to the Purchased Assets and the MSA have been fully, properly and accurately kept and completed in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(h)Judgments.  There are no unsatisfied judgments of record against Seller which may be a lien against the Purchased Assets or the MSA.

(i)Litigation.  Neither Seller, the MSA nor the Purchased Assets are subject to any pending or threatened investigation, litigation, action, suit or proceeding by or before any court, arbitrator or federal, state or other governmental commission, board or agency, or by any private party, including without limitation, charges or complaints filed with any federal, state and/or local governmental agency (collectively, “Litigation”).  Seller shall be solely and absolutely responsible for all liabilities, costs and expenses (including legal fees) relating to any and all Litigation, together with any investigations, claims, lawsuits, demands, charges and/or complaints commenced on and after the Closing Date, which relate to facts and circumstances or other occurrences arising before the Closing Date.  Seller has and will maintain financial resources or insurance to adequately defend against the Litigation.

(j)Taxes.  All taxes, license fees and other charges relating to the Purchased Assets and the MSA on or prior to the Closing Date have or will be paid by Seller as due.  There is no bulk sale, transfer, sales, use or other similar taxes or recording or filing fees relating to or resulting from the sale and purchase of the Purchased Assets, the assignment of the MSA or the Purchase Price.

(k)Compliance With Laws.  Seller is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees (including, without limitation, all applicable provisions of any anti-money laundering, bribery, anti-pollution and environmental protection laws, laws relating to waste disposal, laws relating to occupational safety and health standards, wage and hour issues and equal employment opportunity).  Seller has all permits and licenses from governmental authorities required to own and operate the Purchased Assets as it is now owned and operated.

(l)Software Licenses.  Seller has a sufficient number of fully paid and valid licenses to cover all software used needed to properly operate the Equipment (“Software Licenses”).  Any fees, increased maintenance costs or other transfer fees (whether direct or indirect) which are required to be paid in connection with the transfer of the Software Licenses by Seller to Buyer shall be paid by Seller.

(m)Rights of Others.  Seller has not entered into any other contracts for the sale of the Purchased Assets, assignment of the MSA, nor are there any rights of first refusal or options to purchase the Purchased Assets, the MSA or any other rights of others that would conflict with the transactions described herein.

(n)Third Party Consents.  No consent, approval or notice is required from or to any federal, state or local governmental agency or any other third party in connection with the sale of the Purchased Assets to Buyer or assignment of the MSA to Buyer as described herein.  Except for the landlords to the Premises, no consent, approval or notice is required from or to any federal, state or local governmental agency or any other third party in connection with the Kennedy Lease Assignment or Kirby Lease Assignment.

(o)Leases.  There are no uncured defaults by any party under the leases for the Kennedy Premises or the Kirby Premises.

(p)Environmental Matters.

(i)Except in compliance with applicable law, during the period that Seller has occupied the Premises, Seller has not disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under the Premises.  Seller has no knowledge of any presence, disposal, release or threatened release of Hazardous Materials on, from or under the Premises, which may have occurred prior to Seller having taken possession of the Premises.  For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).  “Hazardous Materials” means any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas and any other hazardous or toxic substance, material or waste which is or becomes regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” the release of which would be a reportable event under any federal, state, foreign or local laws or regulations.

(ii)Seller has no knowledge that the Premises is in violation of any federal, state, foreign or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about the Premises, including, but not limited to, soil and ground water condition.

(iii)During the time that Seller has occupied the Premises, (A) neither Seller nor any third party, has used, generated, manufactured or stored on, under or about the Premises or transported to or from the Premises any Hazardous Materials in a manner which would violate any applicable state or federal laws governing such substances, and (B) there has been no litigation brought or threatened against Seller by, or any settlement reached by Seller with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under the Premises.

(iv)As of the Closing Date, no Hazardous Materials shall be located in the Premises in a manner which would violate any applicable state or federal laws governing such substances.

8.Representations and Warranties of Buyer.  In connection with and as an inducement to Seller to enter into and be bound by the terms of this Agreement, Buyer represents, warrants and covenants to Seller as follows:

(a)Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota.

(b)Authority.  Buyer has full power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  The execution of this Agreement by Buyer has been duly authorized by the sole member of Buyer.

(c)No Violation.  Neither the execution and delivery by Buyer of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will:

(i)Violate or conflict with any provision of the organization documents of Buyer;

(ii)Violate or constitute a default under or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound except as has been duly and validly waived, consented to, or approved of by the other parties to such agreement or instrument; or

(iii)Violate any statute or law or any judgment, order, decree, regulation or rule of any court or governmental authority applicable to Buyer.

(d)Purchase Price.  Buyer has and will have at and at all times prior to the Closing readily available funds sufficient to pay all amounts required to be paid at the Closing pursuant to this Agreement.

9.Conditions Precedent to Obligations of Seller.  The obligations of Seller hereunder are subject to the fulfillment or satisfaction on or before the Closing Date, of each of the following conditions (any one or more of which may be waived by Seller, but only in writing signed by Seller):

(a)Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Section 8 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date, and Seller shall receive a certificate to such effect executed by an authorized officer of Buyer.

(b)Performance and Compliance. Buyer shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

(c)Compliance with Law. There shall be no order, decree or ruling by any governmental entity, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which would prohibit or render illegal the transactions contemplated by this Agreement.

(d)Consents. There shall have been obtained on or before the Closing such material permits, authorizations or consents, and there shall have been taken such other action, as may be required for Seller to lawfully consummate the transactions contemplated by this Agreement by any person or regulatory authority having jurisdiction over Seller and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

(e)No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

(i)No Termination.  No party to this Agreement shall have terminated this Agreement as permitted herein.

(f)Delivery of Documents. Buyer shall have executed and delivered to Seller all of the documents to be executed and delivered by Buyer at Closing.

10.Conditions Precedent to Obligations of Buyer.  The obligations of Buyer hereunder are subject to the fulfillment or satisfaction on or before the Closing Date, of each of the following conditions (any one or more of which may be waived by Buyer, but only in a writing signed by Buyer):

(a)Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 7 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date, and Buyer shall receive a certificate to such effect signed by an authorized officer of Seller.

(b)Performance and Compliance. Seller shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(i)Operation of Business.  Seller shall have at all times since the Effective Date operated the Purchased Assets, the MSA, and the leases for the Premises in the ordinary course of its business in all material respects.

(c)No Material Change. Since the Effective Date, there shall be no material adverse change in the condition or ownership of the Purchased Assets, the MSA, or the leases for the Premises.

(d)Compliance with Law. There shall be no order, decree or ruling by any governmental entity, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which would prohibit or render illegal the transactions contemplated by this Agreement.

(e)Consents. There shall have been obtained on or before the Closing such material permits, authorizations or consents, and there shall have been taken such other action, as may be required for Buyer to lawfully consummate the transactions contemplated by this Agreement by any Person or regulatory authority having jurisdiction over Buyer and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

(f)No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

(i)No Termination.  No party to this Agreement shall have terminated this Agreement as permitted herein.

(g)Delivery of Documents. Seller shall have executed and delivered to Buyer all of the documents to be executed and delivered by Seller at Closing.

11.Termination of Agreement.

(a)Termination. The parties may terminate this Agreement prior to the Closing as follows: (a) the parties may terminate this Agreement by mutual written consent; (b) Seller may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred by the Closing Date by reason of the failure of any condition precedent under Section 9 (unless the failure results primarily from a breach by Seller of this Agreement); and (c) Buyer may terminate this Agreement by giving written notice to Seller if the Closing shall not have occurred by the Closing Date by reason of the failure of any condition precedent under Section 10 (unless the failure results primarily from a breach by Buyer of this Agreement).

(b)Notice of Termination. Any termination of this Agreement under Section 11(a) will be effective by the delivery of written notice of the terminating party to the other party hereto.

(c)Effect of Termination. In the case of any termination of this Agreement as provided in this Section 11, except as otherwise provided herein, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any willful and material breach of this Agreement.

12.No Survival of Representations and Warranties. (i) All representations and warranties and all covenants and obligations of Seller set forth in this Agreement (other than those covenants and agreements that by their terms apply or are to be performed in whole or in part (but only to the extent of such part) at or after the Closing (collectively, the “Post-Closing Covenants”)) shall terminate at the Closing (the “Expiration Date”) and it is the intention of the parties, to the extent permitted by applicable Law, that the Expiration Date supersede any applicable statutes of limitations with respect to such representations, warranties and covenants and (ii) each Post-Closing Covenant shall survive until such covenant is performed or otherwise expires in accordance with its terms.

13.Payment from Indapta.  The parties agree that (a) payment from Indapta for Work Order 1 under the MSA shall be made by Indapta to Seller and retained by Seller, and (b) payment from Indapta for Work Order 2 under the MSA and Work Order 3 under the MSA shall be made by Indapta to Buyer and retained by Buyer.  If Buyer receives payment from Indapta for Work Order 1 under the MSA, Buyer shall within five (5) days after receipt forward said payment to Seller.  If Seller receives payment from Indapta for Work Order 2 under the MSA or Work Order 3 under the MSA, Seller shall within five (5) days after receipt forward said payment(s) to Buyer.

14.Employees.  As of the Closing Date, Buyer shall offer employment to all of the employees of Seller listed on Exhibit B hereto (collectively, the “Employees”), subject to any Employee who accepts such offer of employment concurrently resigning from his or her employment with Seller.  Seller shall timely pay the Employees all unpaid wages and accrued benefits owed through the Closing Date and all employment taxes and any other costs related to the Employees through the Closing Date.

15.Miscellaneous Provisions

(a)Public Announcements.  No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by either party without the prior knowledge and consent of the other party, except as required by law.

(b)Confidentiality.  Buyer and Seller agree to maintain the confidentiality of all of the terms of this Agreement, all related agreements and shall not disclose any such terms to any third party without the consent of the other party except as may be required by court order or applicable law.

(c)Mutual Cooperation.  Buyer and Seller agree to work together and cooperate to the extent necessary so as to facilitate Closing on the transactions contemplated by this Agreement.  Subsequent to Closing, each party, at the request of the other, shall execute, deliver and acknowledge all such further instruments and documents and do and perform all such other acts and deeds as may be required to consummate the transactions contemplated by this Agreement and to carry out the purpose and intent of this Agreement.  In addition, each party agrees that after the Closing it will furnish or cause to be furnished to the other party, upon request and as promptly as practicable, such information and assistance (including access to books and records) relating to the Purchased Assets and the MSA as is reasonably necessary for (i) the preparation of any return with respect to taxes, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment with respect to taxes; and (ii) the defense of any litigation, lawsuits, administrative proceedings or administrative investigations to which the requesting party is a party.

(d)Notices.  All notices, offers, requests or other communications from either of the parties hereto to the other shall be in writing and shall be considered to have been duly delivered or served if sent by first class certified mail, return receipt requested, postage prepaid, or by email to the party at its address as set forth below or to such other address as such party may hereafter designate by written notice to the other party:

If to Buyer, to:	Cell Ready, LLC
Attn: John R. Wilson
2100 Old Highway 8
New Brighton, Minnesota 55112

With a copy to:	Winthrop & Weinstine, P.A.
Attn: Mark R. Gleeman
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402

If to Seller, to:	Marker Therapeutics, Inc.
Attn: Juan Vera
4551 Kennedy Commerce Drive
Houston, Texas 77032

(e)Brokers.  Each party hereto warrants, covenants and represents to the other that they have not dealt with any agent or broker in connection with this Agreement.  Each party hereto hereby agrees to indemnify and hold harmless the other party from and against any claim, loss or cause of action suffered by or brought against the other party on account of a breach of the foregoing representation, warranty and covenant.

(f)Entire Agreement.  This Agreement and related documents express the whole agreement between the parties with respect to the purchase and sale contemplated hereby, superseding all contemptuous and prior discussions, agreements, representations and understandings pertaining to the subject matter hereof.  There are no representations, warranties or other agreements (oral or written) not expressly set forth or provided for herein with respect to the subject matter hereof.

(g)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, all of which, taken together, will constitute one in the same instrument.  This Agreement may be executed by facsimile signature or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature is deemed an original signature.  Copies of the execution copy of this Agreement or any amendment with one or more signatures sent by facsimile transmission or as a “PDF” (portable document file) attached to an electronic mail message or other transmission method and any counterpart so delivered is deemed to have been duly and validly delivered and is valid, fully enforceable, and effective for all purposes without a manually executed original.

(h)Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of Texas and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and governed by the laws of such state, without regard to choice of law principles.

(i)Partial Invalidity.  If any term, covenant or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provision or provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, unless such change materially alters a fundamental assumption of the parties.

(j)Waiver.  No failure on the part of either party to exercise, and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof.  No single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.  No waiver shall be binding unless executed in writing by the party making the waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

(k)Severability.  In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void or unenforceable provisions were deleted.

(l)Titles and Sub-Titles.  The titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Agreement.

(m)No Third Party Beneficiaries.  This Agreement is a contract solely among Buyer and Seller.  No third party beneficiaries (including, without limitation, employees and customers of Buyer or Seller) are intended and none shall be inferred, and no party other than Buyer or Seller may assert any right, make any claim or otherwise attempt to enforce any provision of or under this Agreement.

(n)Time.  Time is of the essence in the performance of this Agreement.

(o)Expenses.  Each of the parties shall pay all their own costs and expenses incurred or to be incurred by them in negotiating and preparing this Agreement and in connection with the Closing and carrying out the transaction contemplated by this Agreement.

(p)Modification.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

(q)No Reliance on Other Representations.   The parties agree that in entering into this Agreement, they have not relied upon any representations (whether oral or written) which are not set forth explicitly in this Agreement, and the parties hereby waive any claim for fraudulent or negligent inducement or misrepresentation in connection with the negotiation and/or execution of this Agreement.

(r)Incorporation of Schedules.  All schedules mentioned in the Agreement are, by this reference, specifically incorporated into the Agreement and made a part of it.

(s)Specific Performance.  Nothing in this Agreement shall deprive either party of the right to enforce the specific performance of this Agreement provided this Agreement has not been terminated and provided action to enforce such specific performance shall be commenced within six (6) months after such right of action shall arise.

(t)Joint Negotiation.  The parties acknowledge that each has had an equal opportunity to participate in, and that each has participated in, the drafting of this Agreement, and that the Agreement has been reviewed by their respective counsel.  The parties expressly waive the doctrine of contra proferentum, and agree that this Agreement shall be construed in accordance with its terms.

(u)PURCHASED ASSETS AND PREMISES.  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, ALL OF THE PURCHASED ASSETS AND PREMISES ARE BEING SOLD AND TRANSFERRED TO BUYER ON AN “AS IS” AND “WHERE IS” BASIS AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR USE, ARE EXCLUDED FROM THE SALE AND TRANSFER OF THE PURCHASED ASSETS AND PREMISES.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

CELL READY, LLC		MARKER THERAPEUTICS, INC.

By:	/s/ John Wilson	By:	/s/ Juan Vera
	John Wilson		Juan Vera
	Chief Executive Officer		Chief Executive Officer

[Signature Page to Agreement]

Exhibit A

Description of Equipment, Transferred Contracts and Leasehold Improvements

A-1

Exhibit B

Employees

B-1